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                                                  Exhibit 2
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Florida Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  08/24/90


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,035    $1,259
$1,697

T    =    Average Annual Total Return   3.59%          4.73%
7.05%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $1,089,381

Expenses                      $177,834

Reimbursement                 $0.00

Average shares                25,300,356

NAV                           $9.45

Sales Charge                  4.75%

POP                           $9.92

Yield at POP                  4.40%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.40 / (1 - 42.72%) = 7.28%


Fund name:  Florida Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  01/04/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,031    $1,263
$1,682

T    =    Average Annual Total Return   3.10%          4.78%
6.93%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $322,088

Expenses                      $90,615

Reimbursement                 $0.00

Average shares                7,514,228

NAV                           $9.44

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  3.95%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
3.95 / (1 - 42.72%) = 6.54%


Fund name:  Florida Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  05/01/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,048    $1,259
$1,674

T    =    Average Annual Total Return   4.81%          4.72%
6.86%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $5,883

Expenses                      $1,271

Reimbursement                 $0.00

Average shares                136,818

NAV                           $9.44

Sales Charge                  %3.25

POP                           $9.76

Yield at POP                  4.18%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.18 / (1 - 42.72%) = 6.92%



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